This document is a term sheet describing the structure, collateral pool and additional aspects of Superior Wholesale Inventory Financing Trust XII. We have prepared this term sheet with the cooperation of Wholesale Auto Receivables Corporation and General Motors Acceptance Corporation. The information and assumptions we have provided in this term sheet are preliminary and will be superseded by a prospectus supplement and by any other information subsequently filed by us with the SEC or incorporated by reference in the relevant registration statement. This term sheet also supersedes any prior or similar term sheet.

Exhibit 99

TERM SHEET

DATED JUNE 15, 2005

SUBJECT TO REVISION

Superior Wholesale Inventory Financing Trust XII

Issuer

$1,000,000,000 Class A Floating Rate Asset Backed Term Notes, Series 2005-A

$127,583,000 Class B Floating Rate Asset Backed Term Notes, Series 2005-A

$53,160,000 Class C Floating Rate Asset Backed Term Notes, Series 2005-A

Wholesale Auto Receivables Corporation

Seller

General Motors Acceptance Corporation

Servicer

The trust will issue the following classes of 2005-A offered notes to the public:

2005-A offered notes
	Class A	Class B	Class C
Principal balance	$1,000,000,000	$127,583,000	$53,160,000

Interest rate	One-Month LIBOR plus % per annum	One-Month LIBOR plus % per annum	One-Month LIBOR plus % per annum

Targeted final payment date	June 2008 distribution date	June 2008 distribution date	June 2008 distribution date

Stated final payment date	June 2010 distribution date	June 2010 distribution date	June 2010 distribution date

Price to public	%	%	%

Underwriting discount	0.20%	0.25%	0.30%

Proceeds to seller	$	$	$

Credit Enhancement and Liquidity

•	Reserve fund, with an initial deposit of $63,791,207.

•	Cash accumulation reserve fund for the 2005-A Class A term notes, with an initial deposit of $9,230,030; cash accumulation reserve fund for the Class B term notes, with an initial deposit of $2,315,500; and cash accumulation reserve fund for the Class C term notes, with an initial deposit of $2,076,043.

•	Certificates with an initial certificate balance of $148,844,117 will be issued by the trust. The certificates are not being offered under this term sheet or the prospectus supplement. The certificates are subordinated to all classes of notes issued by the trust.

•	Class D asset backed term notes with an initial principal balance of $53,160,000 will be issued by the trust. The Class D term notes are not being offered under this term sheet or the prospectus supplement.

•	The Class D term notes are subordinated to all the other classes of notes issued by the trust.

•	The Class C term notes are subordinated to the Class A term notes, the revolving notes and the Class B term notes.

•	The Class B term notes are subordinated to the Class A term notes and the revolving notes.

This term sheet and the related prospectus and prospectus supplement relate only to the offering of the 2005-A offered notes.

ABN AMRO	Credit Suisse First Boston	Deutsche Bank Securities

Daiwa America Securities Inc.
Harris Nesbitt
Key Banc Capital Markets
TD Securities

IMPORTANT INFORMATION ABOUT THIS TERM SHEET

None of the underwriters, General Motors Acceptance Corporation, the issuer, the seller or any of their respective affiliates makes any representation as to the accuracy or completeness of the information set forth in this term sheet. The information contained in this term sheet only addresses some aspects of the applicable security’s characteristics and does not provide a complete assessment. As a result, the information contained in this term sheet may not reflect the impact of all structural characteristics of the security. We may modify the assumptions underlying the information set forth in this term sheet, including structure and collateral, from time to time.

We have filed a registration statement (including a prospectus and a form of prospectus supplement) relating to the trust with the SEC and it is effective. In connection with this offering, after the securities have been priced and all of the terms and information related to this transaction are finalized, we will file with the SEC a final prospectus supplement and prospectus relating to the securities offered by the trust. This communication is not an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the securities of the trust, in any state in which an offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of that state. A sale of the offered securities of the trust will not be consummated unless the purchaser has received both the final prospectus supplement and the prospectus. Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this term sheet, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. Any investment decision by you should be based on the information in the final prospectus supplement and the prospectus, which will be current as of their publication dates and after publication may no longer be complete or current.

You may obtain a final prospectus supplement and a prospectus by contacting, ABN AMRO at (212) 409-7531, Credit Suisse First Boston at (212) 538-7762 or Deutsche Bank Securities at (212) 250-7730.

Summary of Transaction Parties*

GENERAL MOTORS ACCEPTANCE CORPORATION
(Originator and Servicer)
WHOLESALE AUTO RECEIVABLES CORPORATION
(Seller)
SUPERIOR WHOLESALE INVENTORY FINANCING TRUST XII
(Issuer)
CHASE BANK USA, NATIONAL ASSOCIATION
(Owner Trustee)
THE BANK OF NEW YORK
(Indenture Trustee)
CLASS A, CLASS B and CLASS C 2005-A TERM NOTES
2005-RN1 REVOLVING NOTE
(not offered hereby)
CLASS D 2005-A TERM NOTES
(not offered hereby)
2005-A CERTIFICATES
(not offered hereby)

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to the prospectus supplement and the prospectus for a further description.

You can find the definitions of all terms used below that are not defined in this term sheet in the prospectus of Wholesale Auto Receivables Corporation dated May 11, 2004 and filed on May 17, 2004 and in the prospectus supplement dated February 17, 2005 and filed on February 22, 2005 pertaining to Superior Wholesale Inventory Financing Trust XI. A copy of the prospectus supplement and prospectus is available from the SEC. This term sheet will be superseded by a final prospectus supplement and prospectus. Your investment decision should be based solely on the information in the final prospectus supplement and prospectus.

THE PARTIES

Issuer	Superior Wholesale Inventory Financing Trust XII, a Delaware statutory trust formed by the seller, will be the issuer of the 2005-A offered notes.

Seller	Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of General Motors Acceptance Corporation, or “GMAC,” will be the seller to the trust.

Servicer	General Motors Acceptance Corporation, a wholly-owned subsidiary of General Motors Corporation, will be the servicer for the trust.

Indenture Trustee	The Bank of New York.

Owner Trustee	Chase Bank USA, National Association.

Closing Date	June 23, 2005 (expected).

CAPITALIZATION OF THE TRUST

Securities	On the closing date, the trust will issue the following securities:

•      $1,000,000,000 Class A floating rate asset backed term notes, series 2005-A, which we refer to as the “2005-A Class A term notes.” We refer to the 2005-A Class A term notes and any other term notes classified as class A subsequently issued by the trust, collectively, as the “Class A term notes.”

•      $1,000,000,000 maximum aggregate principal balance Class A floating rate asset backed revolving note, series 2005-RN1, which we refer to as the “2005-RN1 revolving note.” We refer to the 2005-RN1 revolving note and any other revolving note subsequently issued by the trust, collectively, as the “revolving notes.”

• $127,583,000 Class B floating rate asset backed term notes, series 2005-A, which we refer to as the “Class B term notes.”

•      $53,160,000 Class C floating rate asset backed term notes, series 2005-A, which we refer to as the “Class C term notes.” We refer to the 2005-A Class A term notes, the Class B term notes and the Class C term notes, collectively, as the “2005-A offered notes.”

•      $53,160,000 Class D floating rate asset backed term notes, series 2005-A, which we refer to as the “Class D term notes.” We refer to the 2005-A offered notes and the Class D term notes, collectively, as the “2005-A term notes.”

• $148,844,117 floating rate asset backed certificates, class 2005-A, which we refer to as the “2005-A certificates.”

We use the term “Class A notes” to mean the Class A term notes and the revolving notes, the term “term notes” to mean the 2005-A term notes and any other issuances by the trust of Class A term notes; the term “notes” to mean the term notes and the revolving notes; and the term “securities” to mean the notes and the 2005-A certificates.

Only the 2005-A offered notes are offered hereby. The 2005-RN1 revolving note, the Class D term notes and the 2005-A certificates are not being offered under this term sheet, the prospectus supplement or the prospectus. The 2005-A certificates initially will be retained by the seller. The Class D notes may be retained by the seller or sold to a third party, at the seller’s option. In addition, the trust may, from time to time, issue additional series of Class A term notes and revolving notes, and may increase the amount of 2005-A Class A term notes and revolving notes issued on the closing date, provided that the aggregate amount of Class A notes issued on the closing date will not exceed $3.87 billion.

The 2005-A offered notes will be registered in the name of the nominee for The Depository Trust Company. You may hold your 2005-A offered notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.
The trust will not issue any other Class B term notes, Class C term notes, Class D term notes or certificates on or after the closing date.

PAYMENTS ON THE 2005-A TERM NOTES

Interest	The trust will pay interest on the 2005-A Class A term notes at a rate equal to one-month LIBOR plus % per annum, on the Class B term notes at a rate equal to one-month LIBOR plus % per annum, on the Class C term notes at a rate equal to one-month LIBOR plus % per annum and on the Class D term notes at a rate equal to one-month LIBOR plus % per annum.

The trust will pay interest on the 2005-A term notes based on the actual number of days elapsed during the period for which interest is payable and a 360-day year. Interest will accrue from and including the closing date, or from and including the most recent monthly distribution date, to but excluding the current monthly distribution date.

The trust will pay interest on the 2005-A term notes monthly on the 15th day of each calendar month or, if that day is not a business day, the next business day, commencing August 15, 2005. We refer to these dates as “monthly distribution dates.”

The payment of interest on the Class B term notes is subordinated to the payment of interest on the Class A notes, the payment of interest on the Class C term notes is subordinated to the payment of interest on the Class A notes and the Class B term notes and the payment of interest on the Class D term notes is subordinated to the payment of interest on the Class A notes, the Class B term notes and the Class C term notes, in each case to the extent described in the prospectus supplement and prospectus. No interest will be paid on the Class B term notes on any monthly distribution date unless all interest due and payable on the Class A notes has been paid, no interest will be paid on the Class C term notes on any monthly distribution date unless all interest due and payable on the Class A notes and the Class B term notes has been paid, and no interest will be paid on the Class D term notes on any monthly distribution date unless all interest due and payable on the Class A notes, the Class B term notes and the Class C term notes has been paid.

In certain circumstances, principal collections may be reallocated for interest payments on the notes to the extent described in the prospectus supplement.

The prospectus supplement and prospectus will describe in more detail how the trust will allocate available funds to interest payments on the 2005-A term notes and the other securities.

Principal Payments	We expect that the trust will pay the entire principal balance of each class of the 2005-A term notes on their targeted final payment date, which is the monthly distribution date in June 2008.

Starting approximately six months before the targeted final payment date for the 2005-A term notes, the servicer will calculate the number of months during which the trust will accumulate principal collections in the respective distribution accounts for the repayment of the 2005-A term notes on their targeted final payment date. We refer to this period as the “payment period.”

During the payment period for the 2005-A term notes, the trust may also be setting aside or distributing principal collections for the repayment of other outstanding securities (although no funds in respect of the certificate balance will be distributed or set aside until the outstanding principal balance of all notes has been paid or provided for).

It is possible that the trust will not repay the entire principal balance of each class of the 2005-A term notes on or before their targeted final payment date. If principal collections are slower than anticipated during the payment period, then there may not be sufficient funds to repay the principal balance of each class of the 2005-A term notes in full on their targeted final payment date. In that case, allocated principal collections and other available funds will be applied to the repayment of principal on the 2005-A term notes on subsequent monthly distribution dates, subject to the subordination of the Class B term notes to the Class A notes, of the Class C term notes to the Class A notes and the Class B term notes, and of the Class D term notes to the Class A notes, the Class B term notes and the Class C term notes as discussed below.

All unpaid principal on each class of the 2005-A term notes will be due on their stated final payment date, which is the monthly distribution date in June 2010. If the trust fails to pay any class of the 2005-A term notes in full on their stated final payment date, an event of default will occur for that class of 2005-A term notes.

The payment of principal to the Class B term notes is subordinated to the payment of principal to the Class A notes, the payment of principal to the Class C term notes is subordinated to the payment of principal to the Class A notes and the Class B term notes and the payment of principal to the Class D term notes is subordinated to the payment of principal to the Class A notes, the Class B term notes and the Class C term notes, in each case to the extent described in the prospectus supplement and prospectus. No principal will be paid to the Class B term notes until all principal due and payable to the Class A notes has been paid or provided for in full, no principal will be paid to the Class C term notes until all principal due and payable to the Class A notes and the Class B term notes has been paid or provided for in full, and no principal will be paid to the Class D term notes until all principal due and payable to the Class A notes, the Class B term notes and the Class C term notes has been paid or provided for in full.

In certain circumstances, principal collections may be reallocated for interest payments on the notes to the extent described in the prospectus supplement.

Cash Accumulation	If a cash accumulation event occurs for the 2005-A term notes, the trust generally will retain the principal collections allocable to the 2005-A term notes and will cease purchasing new receivables with these allocated collections. However, no principal collections will be retained for the Class B term notes until the Class A notes have been paid or provided for in full, no principal collections will be retained for the Class C term notes until the Class A notes and the Class B term notes have been paid or provided for in full, and no principal collections will be retained for the Class D term notes until the Class A notes, the Class B term notes and the Class C term notes have been paid or provided for in full. The trust will invest the retained principal collections in eligible investments in cash accumulation accounts dedicated to each class of the 2005-A term notes. The trust will continue to hold these funds and will not distribute them to the holders of the 2005-A term notes until the earlier of: (i) the targeted final payment date for the 2005-A term notes or (ii) the occurrence of a rapid amortization event for the 2005-A term notes. Cash accumulation events generally occur upon defaults under the underlying transaction agreements and when the pool of receivables fails to satisfy specified performance tests or measurements.

If the seller elects to terminate the automatic extension of the revolving period as described below under “Revolving Period,” a wind down period will commence, which constitutes a cash accumulation event for the 2005-A term notes.

Early Amortization Events	Each of the early amortization events identified below is a cash accumulation event for the 2005-A term notes and 2005-A certificates, other than the events set forth in clauses (7) and (12) below, which are rapid amortization events.

An “early amortization event” with respect to the trust generally refers to any of the following events:

(1) failure on the part of the seller, GMAC or the servicer to perform in any material respect any of its covenants set forth in the pooling and servicing agreement or the trust sale and servicing agreement, which failure continues for, or is not cured by repurchase of the affected receivables within, 60 days after written notice;

(2) any representation or warranty made by GMAC or the seller in the pooling and servicing agreement or the trust sale and servicing agreement, respectively, proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for, or is not cured by repurchase of the affected receivables within, 60 days after written notice and, as a result, the interests of the securityholders are materially and adversely affected;

(3) failure to pay or set aside for payment all amounts required to be paid as principal on the notes or distributed with respect to the certificate balance on the applicable stated final payment date;

(4) on any monthly distribution date, the average of the monthly payment rates for the three preceding months is less than 20%;

(5) the amount on deposit in the reserve fund is less than the amount required on three consecutive monthly distribution dates;

(6) a notice of an event of default under the indenture declaring the unpaid principal balance of any notes immediately due and payable has been given, except that if no other early amortization event has occurred and is continuing and so long as the scheduled revolving period termination date has not occurred, if the seller so elects, the early amortization period resulting from such occurrence will terminate and the revolving period will recommence if a notice rescinding the declaration is given under the indenture;

(7) the occurrence of certain events of bankruptcy, insolvency or receivership relating to General Motors, GMAC, the servicer, if not GMAC, or the seller;

(8) on any monthly distribution date, the reserve fund required amount for that monthly distribution date exceeds the amount on deposit in the related reserve fund by more than $20,000,000;

(9) on any monthly distribution date, the average daily trust receivables balance is less than 75% of the sum of the average outstanding principal balance of the related term notes and the average certificate balance (in each case, such average being determined over the six months preceding that monthly distribution date or, if shorter, the period from the closing date through and including the last day of the preceding month);

(10) on any monthly distribution date, as of the last day of each of the two preceding months, the aggregate principal balance of all related available receivables is less than 70% of the aggregate principal balance of all receivables (including receivables owned by GMAC) in the dealer accounts in the pool of accounts;

(11) a draw on the reserve fund to pay note interest attributable to one-month LIBOR exceeding the prime rate applicable to the receivables, if the draw has not been replenished by the monthly distribution date immediately following the draw;

(12) the trust or the seller is required to register under the Investment Company Act of 1940; and

(13) any other event defined as an early amortization event for any other series of notes of this trust other than those identified as rapid amortization events for the 2005-A term notes.

Rapid Amortization Events	The trust could make principal payments on the 2005-A term notes sooner than their targeted final payment date if a “rapid amortization event” occurs. The rapid amortization events for the 2005-A term notes are:

• the occurrence of certain events of bankruptcy, insolvency or receivership relating to General Motors, GMAC, the servicer, if not GMAC, or the seller;

• the trust or the seller is required to register under the Investment Company Act of 1940;

• the balance in the cash accumulation reserve fund for the 2005-A Class A term notes declines below $983,333;

• the balance in the cash accumulation reserve fund for the Class B term notes declines below $159,479;

• the balance in the cash accumulation reserve fund for the Class C term notes declines below $99,675;

• the balance in the cash accumulation reserve fund for the Class D term notes declines below $177,200; or

• any other event defined as a rapid amortization event for any other series of notes of the trust.

On each monthly distribution date after the occurrence of a rapid amortization event, the trust will apply allocated principal collections and other available funds to repay principal first to the Class A notes until the Class A notes have been paid in full, second to the Class B term notes until the Class B term notes have been paid in full, third to the Class C term notes until the Class C term notes have been paid in full, and fourth to the Class D term notes until the Class D term notes have been paid in full.

Optional Repurchase	The servicer may repurchase all of the receivables remaining in the trust when:

•      the daily trust balance is equal to or less than 10% of the highest sum, at any time since the closing date, of the daily trust balance plus cash held by the trust plus deposits in the cash accumulation accounts and the distribution accounts; and

• either no term notes are outstanding or the wind down period is in effect.

CREDIT ENHANCEMENT AND LIQUIDITY	The trust will repay the 2005-A term notes and the other securities primarily from principal and interest collections on the receivables. The following will be additional sources of funds available to the trust to pay principal and interest on the 2005-A term notes and to make other required payments:

• advances by the servicer to the trust in some circumstances;

• monies in the reserve fund;

• in some circumstances with respect to the 2005-A Class A term notes, monies in the cash accumulation reserve fund for the 2005-A Class A term notes;

• in some circumstances with respect to the Class B term notes, monies in the cash accumulation reserve fund for the Class B term notes;

• in some circumstances with respect to the Class C term notes, monies in the cash accumulation reserve fund for the Class C term notes; and

• in some circumstances with respect to the Class D term notes, monies in the cash accumulation reserve fund for the Class D term notes.

In addition, the Class B term notes are subordinated to the Class A notes, the Class C term notes are subordinated to the Class A notes and the Class B term notes, and the Class D term notes are subordinated to the Class A notes, the Class B term notes and the Class C term notes, in each case to the extent described in the prospectus supplement and the prospectus.

The 2005-A certificates will be subordinated to all notes. The 2005-A certificates will receive no principal until the notes are fully paid or an allocation of principal sufficient to fully pay the notes has been made. The Class A notes will generally have equal priority in payments, although the timing of payments may vary.

RESERVE FUNDS	On the closing date, the seller will deposit $63,791,207, which is equal to 1.50% of the maximum pool balance, in cash or eligible investments into the reserve fund.

The reserve fund required amount for any monthly distribution date during the revolving period or wind down period is 1.50% of the maximum pool balance as of that monthly distribution date or during any early amortization period is 1.50% of the maximum pool balance as of the last day of the revolving period.

If on any monthly distribution date, the average monthly payment rate for the three preceding months is below 25.0% but greater than or equal to 22.5%, then on the next monthly distribution date the reserve fund required amount will be equal to 2.25% of the maximum pool balance.

If on any monthly distribution date, the average monthly payment rate for the three preceding months is below 22.5%, then on the next monthly distribution date the reserve fund required amount will be equal to 3.50% of the maximum pool balance.

The trust may experience shortfalls in principal and interest collections on the receivables. The trust will withdraw cash from the reserve fund when these shortfalls cause the trust to have insufficient amounts to:

• pay the monthly servicing fee; and

• make required distributions on the notes.

On any monthly distribution date, after the trust pays the monthly servicing fee and makes all deposits or payments due on the notes, the amount in the reserve fund may exceed the reserve fund required amount. If so, the trust will pay the excess to the seller.

On the closing date, the seller will deposit $9,230,030 in cash or eligible investments into the cash accumulation reserve fund dedicated to the 2005-A Class A term notes. This account will supplement the funds available to pay interest on the 2005-A Class A term notes if a cash accumulation event occurs.

On the closing date, the seller will deposit $2,315,500 in cash or eligible investments into the cash accumulation reserve fund dedicated to the Class B term notes. This account will supplement the funds available to pay interest on the Class B term notes if a cash accumulation event occurs.

On the closing date, the seller will deposit $2,076,043 in cash or eligible investments into the cash accumulation reserve fund dedicated to the Class C term notes. This account will supplement the funds available to pay interest on the Class C term notes if a cash accumulation event occurs.

On the closing date, the seller will deposit $4,668,946 in cash or eligible investments into the cash accumulation reserve fund dedicated to the Class D term notes. This account will supplement the funds available to pay interest on the Class D term notes if a cash accumulation event occurs.

Amounts will be added, if available, or released on each monthly distribution date to maintain the balance of each cash accumulation reserve fund at the applicable cash accumulation reserve fund required amount.

The funds on deposit in the cash accumulation reserve funds will be deposited into the reserve fund on the targeted final payment date for the 2005-A term notes, or upon the occurrence of a rapid amortization event.

ASSETS OF THE TRUST	The primary asset of the trust will be a revolving pool of receivables arising under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors. These agreements are lines of credit that dealers use to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors. We refer to the dealers’ obligations under these agreements as “receivables.”

The receivables will be sold by GMAC to the seller, and then by the seller to the trust. The trust will grant a security interest in the receivables and other trust property to the indenture trustee for the benefit of the noteholders. The trust property will also include:

•      Security interests in the collateral securing the dealers’ obligation to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

• Amounts held on deposit in trust accounts maintained for the trust;

• Any recourse GMAC has against the dealers under the floor plan financing agreements;

• Specified rights of the seller under its purchase agreement with GMAC; and

• All rights the trust has under its sale and servicing agreement with the seller.

Revolving Pool	As new receivables arise, the seller will ordinarily transfer them to the trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for principal payments on the term notes, the trust will ordinarily use principal collections on the receivables to purchase new receivables from the seller or to pay down the principal balance on any outstanding revolving notes. The trust may also retain principal collections and invest them in eligible investments if sufficient new receivables are not available.

Revolving Period	The revolving period for the trust will begin on the cut-off date of June 8, 2005, and will end on the earlier of (a) the commencement of an early amortization period and (b) the scheduled revolving period termination date. The scheduled revolving period termination date will initially be May 31, 2006 and will be automatically extended to the last day of each succeeding month unless the seller elects, at its option, to terminate the automatic extension. The scheduled revolving period termination date may not be extended beyond May 31, 2008. If terminated due to a non-extension election or the commencement of an early amortization period, the revolving period may recommence in certain limited circumstances.

SERVICING FEE	Each month the trust will pay the servicer a servicing fee of one-twelth of 1% as compensation for servicing the receivables.

TAX STATUS	In the opinion of Kirkland & Ellis LLP, special tax counsel, the 2005-A offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

Each 2005-A offered noteholder, by the acceptance of a 2005-A offered note, will agree to treat the 2005-A offered notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS	Subject to further considerations discussed under the caption “ERISA Considerations” in the prospectus supplement and prospectus, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan described under Section 4975 of the Internal Revenue Code of 1986, as amended, may purchase the 2005-A offered notes. We suggest that an employee benefit plan, any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the 2005-A offered notes.

RATINGS	We will not issue the 2005-A Class A term notes unless they are rated in the highest rating category for long-term obligations (i.e., “AAA”) by at least one nationally recognized rating agency. We will not issue the Class B term notes unless they are rated in the “A” category for long-term obligations or its equivalent by at least one nationally recognized rating agency. We will not issue the Class C term notes unless they are rated in the “BBB” category for long-term obligations or its equivalent by at least one nationally recognized rating agency.

RISK FACTORS	Before making an investment decision, you should consider carefully the factors set forth under the caption “Risk Factors” in the prospectus supplement and the prospectus and the following additional factors.

Payment of interest on and principal of any Class B term notes will be subordinated in priority to payment of interest on and principal of the Class A notes.

Payment of interest on and principal of any Class C term notes will be subordinated in priority to payment of interest on and principal of the Class A notes and the Class B term notes.

In certain circumstances, principal collections may be reallocated for interest payments on the notes to the extent described in the prospectus supplement and prospectus. If these reallocated principal amounts are not reimbursed by available excess interest collections in later collection periods, the outstanding principal balance of each class of 2005-A offered notes will be reduced to the extent described in the prospectus supplement and prospectus and you may suffer a loss.

THE U.S. PORTFOLIO

General

As of March 31, 2005, there were approximately 6,899 dealers with active credit lines in GMAC’s U.S. portfolio. The total U.S. portfolio, which includes both owned receivables and serviced receivables, consisted of receivables with an aggregate principal balance of approximately $34.5 billion. GMAC is the primary source of floor plan financing for General Motors-franchised dealers in the United States. For the first quarter of 2005, GMAC provided financing for approximately 80.0% of new factory sales to General Motors dealers in the United States.

As of March 31, 2005, receivables with respect to new vehicles represented approximately 89% of the aggregate principal balance of all receivables in the U.S. portfolio. Receivables with respect to used vehicles represented approximately 6% of the aggregate principal balance of all receivables in the U.S. portfolio. Other receivables, including receivables for heavy-duty trucks, off-highway vehicles and marine units, represented approximately 5% of the aggregate principal balance of all receivables in the U.S. portfolio. As of March 31, 2005, approximately 71% by value of the used vehicles in GMAC’s U.S. portfolio represented vehicles bought at closed auctions held by General Motors or others. As of March 31, 2005 the accounts in GMAC’s U.S. portfolio provided for average credit lines for new vehicles and used vehicles of approximately 241 units and 58 units, respectively, and the average principal balance of receivables thereunder was approximately $4.5 million and $0.4 million, respectively.

For the three months ended March 31, 2005, the weighted average spread under the prime rate charged to dealers in GMAC’s U.S. portfolio was approximately 0.2%. For the three months ended March 31, 2005, the average annual rate of dealer credits on GMAC’s U.S. portfolio ranged between 5 and 7 basis points. The amount of any credit is applied to a participating dealer’s interest charges on floor plan and other loans, if any. We cannot assure you that the spread in relation to the prime rate in the future will be similar to historical experience.

As of March 31, 2005, the aggregate principal balance of receivables financed with respect to dealers assigned to “no credit” status was $0 or 0% of the aggregate principal balance of receivables financed in the U.S. portfolio.

As discussed in the prospectus under “The Dealer Floor Plan Financing Business,” GMAC provides wholesale financing for General Motors vehicles manufactured under the Buick, Cadillac, Chevrolet, Oldsmobile, Pontiac, GMC, Saturn, Hummer and Saab trademarks. During the fourth quarter of 2000, General Motors announced plans to phase out the Oldsmobile division as the current model lineup product lifecycles come to an end, or until the models are no longer economically viable. As a result of this restructuring, General Motors has made and will continue to make transition assistance payments to Oldsmobile dealers and increased sales incentives on Oldsmobile vehicles. The Oldsmobile phase out will result in the amount of receivables related to Oldsmobile vehicles eventually declining to zero, but neither GMAC nor the seller is able to predict at what rate the decline will occur.

Loss Experience

The following table sets forth GMAC’s average principal balance of receivables and loss experience for the entire U.S. portfolio in each of the periods shown. GMAC’s U.S. portfolio includes fleet accounts and other accounts that are not eligible accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected. Thus, the dealer accounts related to the trust represent only a portion of GMAC’s entire U.S. portfolio and, accordingly, actual loss experience with respect to those dealer accounts may be different than that of GMAC’s entire U.S. portfolio. There can be no assurance that the loss experience for receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers, including those described in the prospectus under “The Dealer Floor Plan Financing Business—Relationship of the Dealer Floor Plan Financing Business to General Motors.” If General Motors or GMAC reduced or was unable or elected not to provide assistance or incentives, the loss experience of GMAC’s U.S. portfolio, including the dealer accounts, may be adversely affected.

Loss Experience for the U.S. Portfolio

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001
Average Principal Receivables Balance	$37,979.4	$37,163.1	$37,564.5	$33,301.4	$26,730.3	$27,172.0
Net Losses (Recoveries)	$(0.1)	$0.1	$0.0	$(0.1)	$(17.4)	$1.6
Net Losses (Recoveries) as a % of Liquidations	(0.0002)%	0.0004%	0.0000%	(0.0001)%	(0.0152)%	0.0014%
Net Losses (Recoveries) as a % of Average Principal Receivables Balance	(0.0006)%	0.0011%	0.0000%	(0.0003)%	(0.0651)%	0.0059%

In the above table, average principal receivables balance is the average of the month-end principal balances of receivables, excluding any accrued interest, for each of the months during that period. Average principal receivables balances prior to and including the year ended December 31, 2003 have been restated. Revised average principal receivables balances include in-transit inventory and exclude interest receivables, whereas prior balances excluded in-transit inventory and included interest receivables. Balances for net losses (recoveries) prior to and including the year ended December 31, 2003 have been restated. Revised balances for net losses (recoveries) include amounts charged-off and recovered only, whereas prior balances included amounts charged-off and recovered as well as a provision for changes in reserve balances.

Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions. Net losses (recoveries) as a percentage of average principal receivables balance for the three months ended March 31, 2004 and March 31, 2005 are annualized rates.

Aging Experience

The following table provides the age distribution of the receivables for all dealers in GMAC’s U.S. portfolio as a percentage of total principal balances of receivables outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit. The actual age distribution with respect to the receivables related to the trust may be different because those receivables arise in dealer accounts representing only a portion of GMAC’s entire U.S. portfolio. We cannot assure you that the aging experience for receivables in the future will be similar to the historical experience set forth below.

Age Distribution for the U.S. Portfolio

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001
Number of Days
1-120	69.3%	70.3%	80.3%	82.9%	85.6%	83.4%
121-180	16.4%	16.1%	10.9%	10.4%	9.4%	9.4%
181-270	10.8%	10.9%	5.0%	3.9%	3.0%	3.9%
Over 270	3.5%	2.7%	3.8%	2.8%	2.0%	3.3%

Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for GMAC’s U.S. portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

Payment Rate % =	(principal collections during the period)
(ending principal balance of receivables for that period)

We cannot assure you that the rate of principal collections for the dealer accounts in the trust in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts represent only a portion of GMAC’s entire U.S. portfolio.

Monthly Payment Rates for the U.S. Portfolio

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001
Highest Month	36.6%	37.4%	42.6%	48.6%	64.1%	70.5%
Lowest Month	28.3%	29.3%	29.3%	29.6%	32.4%	31.4%
Average for the Months in the Period	31.8%	33.3%	35.3%	37.7%	45.8%	43.8%

THE POOL OF ACCOUNTS

As of the close of business on June 8, 2005 there were 1,170 dealer accounts in the pool of accounts. As of June 8, 2005, the average principal balance of receivables in those accounts was approximately $4.2 million (approximately 87% of which were Eligible Receivables) and the weighted average spread under the prime rate charged to dealers was approximately 0.1% for the month of May 2005. This spread under the prime rate does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust. As of June 8, 2005, the aggregate principal balance of receivables under those accounts was $4,886,266,259.75 and, of that amount, $4,252,747,116.76 would qualify as eligible receivables, except for the limit imposed by the maximum pool balance.

Geographic Distribution

The following table provides, as of June 8, 2005, the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses. As of June 8, 2005, no other state accounted for more than 5.0% of the principal balance of receivables outstanding in the dealer accounts.

Geographic Distribution of Pool of Accounts Related to the Trust

State	Receivables Outstanding (thousands of dollars)	Percentage of Total Receivables Outstanding	Number of Dealer Accounts	Percentage of Total Number of Dealer Accounts
California	$416,974	8.5%	64	5.5%
Texas	$326,873	6.7%	71	6.1%
Pennsylvania	$286,385	5.9%	69	5.9%
Florida	$269,257	5.5%	51	4.4%
Illinois	$259,054	5.3%	60	5.1%